The securities purchased hereunder have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if so registered or, in
              the opinion of counsel acceptable to
                 the Company, an exemption from
                   registration is available.

               1999 SECURITIES PURCHASE AGREEMENT

     1999 SECURITIES PURCHASE AGREEMENT, dated as of January 26, 1999, by and among uniView Technologies Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").

                     PRELIMINARY STATEMENT

     The Company desires to obtain funds by issuing to the Purchasers convertible promissory notes to purchase common stock, and the Purchasers have indicated that each desires to purchase such securities, subject to the terms and conditions set forth in this Agreement.

     ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto, intending to be legally bound, now agree as follows:

                     STATEMENT OF AGREEMENT

     ARTICLE 1.  CERTAIN DEFINITIONS.

     "Agreement"  means this 1999 Securities Purchase Agreement,  by  and
among   the  Company  and  the  Purchasers,  as  such  may  be   amended,
supplemented, restated or otherwise modified from time to time.

     "Business Day" means any day that is not a Saturday or Sunday or, as the context requires (i) a day on which the applicable stock exchange or market is required or permitted to be closed, or (ii) a day on which banks are required or permitted to be closed in Dallas, Texas.

     "Closing" and "Closing Date" have the meanings given to such terms in Section 2.1 of this Agreement.
     "Common Stock" means the common stock, par value $0.10 per share, of the Company.

     "Conversion" means the conversion pursuant to the terms of this Agreement of any principal of or interest on a Note into Common Stock.

     "Conversion Price"  means $0.625 per share.

     "Debentures" means the Note(s) as hereinafter defined.

     "Documents" means this Agreement, the Escrow Agreement, and the Securities, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     "Event of Default" has the meaning given to such term in Section 8.1 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
     "Holder" and "Holders" both mean, as the context requires, the holder or holders of the Notes from time to time under the terms of this Agreement and the other Documents. As of the Closing Date, the Purchasers are the only Holders.

     "Majority Holders" means the Holders of a two-thirds (2/3) majority in aggregate principal amount of Notes then outstanding (exclusive of Notes held by the Company or its subsidiaries).

     "Maturity Date" means three (3) years from the Closing Date.

     "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

     "Note"  and  "Notes"  both  mean,  as  the  context  requires,   the
convertible promissory notes to be made by the Company payable to the Purchasers, such Notes being in the aggregate original principal amount of $1,500,000, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Price" means (i) with respect to each Note, 100% of the original principal amount of such Note.

     "SEC" means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

     "Securities" means the Notes and Common Stock into which the Notes are convertible.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor U.S. Federal statute, and all rules and regulations thereunder.

     ARTICLE 2.  ISSUANCE OF SECURITIES.

          Section 2.1 Closing. The closing contemplated by this Agreement (the "Closing") shall take place on January 26, 1999, or on such other date or at such other time as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "Closing Date"). The Company will deliver to the Escrow Agent for each Purchaser the Note subscribed for by such Purchaser as noted on the signature page hereof, each registered in the name of such Purchaser, against payment of the Purchase Price therefor. At the Closing, the Purchase Price shall be paid to the Escrow Agent by wire transfer.

     ARTICLE 3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.

     Each Purchaser hereby represents and warrants (with respect to itself only) to the Company as follows as of the date hereof and as of the Closing Date:

          Section 3.1 Organization and Powers. Each Purchaser is, if a business entity, (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and
(ii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 3.2 Authorization. The execution, delivery and performance by each Purchaser of the Documents to which it is a party have been duly authorized by each Purchaser by all requisite action necessary to be taken by it.

          Section 3.3 Validity and Binding Nature. The Documents to which each Purchaser is a party have been duly executed and delivered by such Purchaser and each is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          Section 3.4 Acquisition for Investment. Each Purchaser is acquiring the Securities (and all securities into which the Securities are convertible) solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and no Purchaser has a present intention or plan to effect any distribution of the Securities (or such other securities). Notwithstanding anything in this Section to the contrary, the disposition of each Purchaser's property shall be at all times within the control of each Purchaser and subject to the rights of each Purchaser to dispose of all or any of the Securities (or such other securities) pursuant to an effective registration statement under the Securities Act or an exception available under the Securities Act. Each Purchaser acknowledges that the Securities (and such other securities) have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

          Section  3.5   Accredited  Investor;  Sophistication.    Either
(i) each Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act or (ii) each Purchaser is able to bear the economic risk of this investment, at the present time, and is able to afford a complete loss of such investment. By reason of each Purchaser's business and financial experience, and the business and financial experience of those Persons retained to advise each Purchaser with respect to its investment in the Securities, each Purchaser, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment.

          Section 3.6 No General Solicitation. To each Purchaser's knowledge, the Securities were not offered to such Purchaser by means of general solicitations, publicly disseminated advertisements or sales literature.
          Section 3.7 Address. The true and correct address of each Purchaser's principal place of business is as set forth in this Agreement. No Purchaser has a present intention of moving its principal place of business to any other state or jurisdiction.

     ARTICLE 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to the Purchasers as follows as of the date hereof and as of the Closing Date:

          Section 4.1 Organization and Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 4.2 Authorization. The execution, delivery and performance by the Company of the Documents to which it is a party
(i) have been duly authorized by the Company by all requisite action necessary to be taken by it, (ii) will not violate and has not violated in such a way as to have a material adverse effect on the Company (A) any provision of law, statute, rule or regulation, (B) any applicable judgment, writ, injunction, decree or other order of any governmental authority, or (C) the articles of incorporation or bylaws of the Company, or any material agreement to which the Company is a party, and (iii) will not be or result in, and has not caused, a conflict with, a breach of or (with notice or lapse of time or both) a default under any material agreement to which the Company is a party.

          Section 4.3 Validity and Binding Nature. This Agreement has been duly executed and delivered by the Company and is, and each of the other Documents, when executed and delivered by the Company will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

          Section 4.4 Consents, Licenses, Filings, Etc. Except as required under the Securities Act and applicable state securities laws, no action, consent or approval of, license or permit from, or registration or filing with, or any other action by any governmental authority or any other Person was or is required in connection with the execution, delivery and performance by the Company of the Documents.

          Section 4.5 Capitalization. As of January 26, 1999, the authorized capital stock of the Company consisted of 80,000,000 shares of Common Stock. All outstanding shares have been validly issued and are fully paid and non-assessable. The Purchasers acknowledge that they have had ample opportunity to review true and correct copies of the Company's articles of incorporation and bylaws, and the Company's SEC filings.

          Section 4.6 Issuance of Shares. The Common Stock issuable upon conversion of the Notes has been duly authorized and when issued in accordance with the terms of the Documents shall be validly issued, fully paid and non-assessable.

          Section 4.7 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after such date prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     ARTICLE 5.  PURCHASERS' CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the Closing Date, of each of the following conditions:

          Section 5.1 Representations and Warranties; Covenants; Events of Default. (i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, (ii) the Company shall not be in material breach of any covenant contained in the Documents, and (iii) no Event of Default shall have occurred and be continuing.

          Section 5.2 Transactions Permitted by Applicable Laws. The Closing and the other transactions contemplated by this Agreement shall not violate any applicable law or governmental regulation or result in a violation of any order of any court or governmental body applicable to the Purchasers or the Company and shall not subject the Purchasers or the Company to any tax, penalty or liability.

          Section 5.3 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Purchasers' knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or
(ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          Section 5.4 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.
          Section 5.5 Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers.

     ARTICLE 6.  COMPANY'S CONDITIONS TO CLOSING.

     The obligation of the Company to issue and sell Securities to the Purchasers is subject to the fulfillment to the satisfaction of the Company, on or before the Closing Date, of each of the following conditions:

          Section 6.1 Representations and Warranties; Covenants. (i) The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, and (ii) the Purchasers shall not be in material breach of any covenant contained in the Documents.

          Section 6.2 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties before any court, arbitrator or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or
(ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          Section 6.3 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.
     ARTICLE 7.  COVENANTS.

     The Company hereby covenants and agrees with the Holders that, so long as the principal of or interest on any Note shall be unpaid:

          Section 7.1 Compliance with Law; Maintenance of Properties. The Company will do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times the Company's existence, and all rights, licenses and franchises that are material to its business, (ii) to cause the Company to comply in all material respects with all applicable laws, and all applicable rules, regulations and orders issued by any governmental authority, noncompliance with which could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company (but the Company may contest in good faith by appropriate action any alleged violation of any of the foregoing), and (iii) to preserve all material property useful in the conduct of the Company's business and keep the same in reasonably good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section  7.2   Performance of Liabilities.   The  Company  will
(i) duly pay and discharge all Indebtedness in such manner as shall be necessary in order to prevent the occurrence of an Event of Default under
Section 8.1(d) hereof, and (ii) duly pay and discharge all taxes before the same shall become in default, and all lawful claims for labor, materials and supplies that have become due and payable which taxes and other claims, if unpaid, might become a lien upon any of its properties if the loss of such properties could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company.

     ARTICLE 8.  DEFAULT AND REMEDIES.

          Section 8.1 Events of Default. An "Event of Default" occurs if:

          (a) the Company shall fail to observe or perform any covenant or agreement contained in any Document and such default continues for 30 days after the Company has received written notice thereof; or

          (b) any material representation or warranty made by the Company in any Document shall prove to have been false or misleading in any material respect when made;

          Section 8.2  Remedies.

          (a) If an Event of Default shall occur and be continuing, the Majority Holders may declare by notice in writing given to the Company, the entire unpaid principal amount of the Notes, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Notes shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

          (b) If any Event of Default shall have occurred and is continuing, the Holders may, subject to the consent of the Majority Holders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both.

     ARTICLE 9.  CONVERSION.

          Section 9.1 Right of Conversion. Any Holder shall have the right, from time to time, at such Holder's option, to convert, subject to the terms and provisions of this Article 9, any or all of the principal of and accrued but unpaid interest on any Note into fully paid and nonassessable shares of Common Stock at the Conversion Price.

          Section 9.2 Mechanics of Exercise. The right of Conversion shall be exercised by the surrender of the Notes to be converted to the Company during usual business hours at its principal place of business, accompanied by written notice that the Holder elects to convert all or part of the principal of and interest on such Notes and specifying the name (with address) in which the certificate for Common Stock is to be issued and, if the certificate is to be issued to a Person other than the Holder, by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder, duly authorized in writing. All Notes surrendered for conversion shall be canceled (or, if only accrued but unpaid interest is to be converted, annotated to reflect such conversion), and, if appropriate, a new Note reflecting the conversion of the converted principal shall be issued to the Holder.

          Section 9.3 Issuance of Shares Time of Conversion. As promptly as practicable after the surrender, as herein provided, of any Note for conversion, the Company shall deliver or cause to be delivered at the Company's office a certificate for the shares of Common Stock issuable in connection with such conversion. To the extent permitted by law, the rights of the Holders as Holders shall, to the extent of principal and interest converted, cease with respect to such principal and interest as of the date of actual receipt by the Company of the surrendered Notes and written conversion request, and the Person entitled to receive the Common Stock converted or paid in cash. The certificate deliverable upon such conversion shall be treated for all purposes as having become the record holder of such Common Stock at such time.

          Section 9.4 No Fractional Shares. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note, the number of shares issuable upon conversion shall be rounded up to the next whole share of Common Stock. If more than one Note shall be surrendered for conversion by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate amount of principal of and interest on the Notes so surrendered.

          Section 9.5 No Stockholder Rights. Prior to the issuance of Common Stock upon conversion, the Holders shall not be entitled to any rights of a shareholder with respect to the Common Stock, including (without limitation) the right to vote such Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holders shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as contractually agreed to by the Company.

          Section 9.6 Shares to be Reserved. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all principal of and accrued but unpaid interest on the then-outstanding Notes. The Company covenants that all Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

          Section 9.7 No Registration or Listing of Shares. The shares of Common Stock issuable on conversion are not registered with any governmental authority or listed on any exchange, and, except as otherwise provided in this Agreement, the Company shall have no obligation to register or list any Common Stock. The Company may cause any Common Stock issued upon conversion of Notes to bear a restrictive legend describing limitations of the transferability of such Common Stock.

          Section 9.8 Taxes and Charges. The issuance of certificates for Common Stock upon the conversion of Notes shall be made without charge to the converting Holder of Notes for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Notes being converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Note converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     ARTICLE 10.  REGISTRATION RIGHTS.

          (a) Piggyback Registration. If, at any time during the six (6) month period following the Closing Date, the Company shall file a registration statement with the SEC, the Company shall give Purchaser prior notice of the filing of such registration statement. If requested by Purchaser in writing within five (5) business days after receipt of any such notice, the Company shall register all or, at Purchaser's option, any portion of the Common Stock into which the Notes are convertible, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Common Stock through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the Company believes in good faith that the distribution of all or a portion of the Common Stock requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account or pursuant to previous commitments made to other investors, then Purchaser shall delay the offering and sale of the Common Stock (or the portions thereof so designated) for such period.

           (b) Demand Registration. If, at any time after the six (6) month period following the Closing Date, the Company shall receive a written request from Purchaser to register the sale of all or part of such Common Stock, the Company shall, as promptly as practicable prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Common Stock through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. The registration statement filed by the Company pursuant to this section may include securities sold by the Company or on behalf of persons other than Purchaser.

     ARTICLE 11.    MISCELLANEOUS.

          Section 11.1 Payments. The Company agrees that, as long as the Purchasers shall hold the Notes, all payments to be made on or in connection with the Notes shall be made to the Purchasers at the addresses set forth in this Agreement or such other places as the Purchasers may designate in writing. All payments referred to under this Agreement and the other Documents shall be in immediately available funds in lawful money of the United States of America. The Holders agree that prior to any delivery upon the sale or other disposition of all or any part of the Notes, the Holders will promptly make or cause to be made a notation on the Notes reflecting all payments thereon.

          Section 11.2 Amendments. This Agreement and the other Documents may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Company and the Majority Holders at such time; except that each holder must consent in writing to any amendment or waiver which adversely affects the interest rate, maturity, prepayment or redemption provisions, or the percentage required to amend the Debentures.

          Section 11.3 No Waiver. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

          Section 11.4 Survival of Representations and Warranties. All representations, warranties, covenants, indemnities and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof.

          Section 11.5 Successors and Assigns. All covenants and agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the Company, each Purchaser and each Holder and their respective successors and permitted assigns.
The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. The Holders may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Agreement or any other Document or any portion hereof or thereof or any rights or obligations hereunder or thereunder unless (i) the Company has granted its prior written consent (which consent shall not be unreasonably withheld), and
(ii) the Company shall have received a written opinion of counsel reasonably acceptable to the Company, addressed to the Company, to the effect that any such proposed transfer or other disposition complies with all applicable Federal and state securities laws, or other comfort reasonably acceptable to the Company to the same effect.

          Section 11.6 Notices. All communications provided for hereunder and under the Notes shall be sent by first class mail and
(i) if to a Purchaser, addressed to it at the address shown on the signature pages hereof, or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any subsequent Holder, addressed to such Holder at the address of such Holder in the record books of the Company, and (iii) if to the Company, addressed to it at 10911 Petal Street, Dallas, Texas 75238, Attention: Patrick A. Custer, or to such other address as the Company may have designated in writing to the Holder.

          Section 11.7 Descriptive Headings. The descriptive headings of the articles, sections, subsections and paragraphs of the Documents are inserted for convenience only and do not constitute a part of the Documents.

          Section 11.8 Governing Law. This Agreement and the validity and enforceability hereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

          Section 11.9 Pro Rata Sharing. All payments (including, but not limited to, payments by offset) made under this Agreement or the Notes shall be made to the Holders pro rata in accordance with the principal amount of Notes that such Holder owns. If any Holder shall receive any payment in violation of this Section, such Holder shall pay such excess funds over to other Holders or purchase Notes or interests therein from other Holders in order to cause such excess payment to be shared by the Holders on a pro rata basis.

          Section 11.10 Entire Agreement. This Agreement and the other Documents embody the entire agreement of the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

          Section 11.11 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. Facsimile signatures shall be binding on the parties.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:_____________________________
                                   Patrick A. Custer
                                   President and CEO

                              PURCHASER:

                              By:_____________________________

Original Principal Amount of Notes Purchased: $1,500,000

                        INVESTOR ACKNOWLEDGMENTS

     In order to induce the Company to accept the foregoing Securities Purchase Agreement, the Investor expressly acknowledges the following by placing the initials of an individual duly empowered to act for the Investor in each of the spaces provided below:

     The investor has received, has carefully reviewed information on the company and has made an independent investigation and analysis of the investment. The investor has carefully read the documents and in particular, has carefully read and understands the investor's representations and warranties made therein and confirms that all such representations and warranties are true and correct.

     THE INVESTOR QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

     (1) The Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

          (______)  Yes       (______)  No

     (2) The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

          (______)  Yes       (______)  No

     (3)  The  Investor  is  a  broker or dealer registered  pursuant  to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          (______)  Yes       (______)  No

     (4) The Investor is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment Company, a registered investment company, a business development company as defined in Section
          2(a)(48) of the Investment Company Act of 1940 or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (______)  Yes       (______)  No

     (5) The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (6) The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

          (______)  Yes       (______)  No

     (7) The Investor is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (8) The Investor is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (9) The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (10) The Investor is an entity in which all of the equity owners are
          accredited   investors  or  individuals  who   are   accredited
          investors (as defined above).

          (______)  Yes       (______)  No

     IN WITNESS WHEREOF, the Investor has executed and delivered this Investor Acknowledgment as of the day and year specified above.

Official Signatory of Investor:

By:_____________________________